Exhibit 7.01

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR THE SALE IS MADE IN ACCORDANCE WITH AN EXEMPTION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FORM OF AMENDED AND RESTATED COMMON STOCK WARRANT

This Amended and Restated Common Stock Warrant is issued as of this ___ day of ______ (the “Issue Date”) by Fortress Biotech, Inc. (the “Company”), to ______, or his permitted assigns (the “Holder”). This Warrant replaces the Common Stock Warrant issued by the Company to Holder on July 15, 2015 to purchase 500,000 shares of the Common Stock (the “Common Stock”) of Checkpoint Therapeutics, Inc. (“Subsidiary”), held by the Company (the “Original Warrant”). The Holder acknowledges, agrees and confirms that the Original Warrant is cancelled and extinguished.

1.            Issuance of Warrant; Number and Type of Securities Subject to Warrant; Exercise Price. The Company hereby grants to the Holder the right to purchase 500,000 shares of the Common Stock (the “Warrant Shares”) of Subsidiary, held by the Company. The exercise price of the warrant will be $0.129 per share (the “Warrant Price”).

2.            Term. This Warrant shall only be exercisable in accordance with the terms of Section 6 hereof, and shall expire on July 15, 2035.

3.            Adjustments and Notices. This Warrant shall be subject to adjustment from time to time in accordance with the following provisions.

(a)                 Stock Splits, Subdivisions or Combinations. If at any time on or after the date hereof Subsidiary shall split, subdivide or otherwise change its outstanding shares of any securities receivable upon exercise of this Warrant into a greater number of securities, the Warrant Price in effect immediately prior to such subdivision, split or change shall thereby be proportionately reduced and the number of Warrant Shares shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of any securities receivable upon exercise of this Warrant shall be combined into a smaller number of securities, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of Warrant Shares shall thereby be proportionately decreased, all subject to further adjustment as provided in this Section 3.

(b)                Reclassification. If Subsidiary, by reclassification of securities, reorganization of Subsidiary (or any other entity the securities of which are at the time receivable upon the exercise of this Warrant) or otherwise (including by merger or consolidation), shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.

(c)                No Impairment. Subsidiary shall not, by amendment of its Certificate of Incorporation or Bylaws, each as amended to date, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company or Subsidiary, but shall at all times in good faith assist in carrying out the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

(d)                Fractional Shares. No fractional Warrant Shares shall be issuable upon exercise or conversion of the Warrant and the number of Warrant Shares to be issued shall be rounded to the nearest whole Warrant Share. If a fractional Warrant Share arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Warrant Share by paying the Holder an amount in cash computed by multiplying the fractional interest by the fair market value of a full Warrant Share.

4.             No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company or Subsidiary on any other matters or any rights whatsoever as a stockholder of the Company or Subsidiary. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

5.             Shares to be Fully Paid; Reservation of Shares. Subsidiary covenants and agrees that all Warrant Shares will, upon issuance and payment of the applicable Warrant Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein. Company shall at all times reserve and keep available out of its holdings of Warrant Shares in Subsidiary, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of Warrant Shares as shall, from time to time, be sufficient therefor.

6.             Exercise of Warrant. Subject to Section 4, this Warrant may be exercised in whole or in part, at any time, by the surrender of this Warrant at the principal office of the Company, together with the Notice of Exercise in substantially the form attached hereto as Attachment 1 (subject to appropriate revision if this Warrant is adjusted pursuant to Section 3 hereof), duly completed and executed, and accompanied by payment in full of the applicable aggregate Warrant Price either (i) in cash or by check or (ii) by cancellation of indebtedness, with respect to the Warrant Shares being purchased. Prior to exercise of the Warrant, the Holder shall notify the Company of its desire to exercise the Warrant. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as holder of such shares of record as of the close of business on such date.

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Notwithstanding any provisions herein to the contrary, if the fair market value of one Warrant Share is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in substantially the form attached hereto as Attachment 1, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where:

X =	the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Warrant Share (at the date of such calculation)

B =	Warrant Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the “fair market value” of one Warrant Share shall be that price determined by the Company’s Board of Directors in good faith; provided, however, if the Company is trading in the over the counter market or on a recognized exchange, fair market value shall be the last sales price on the day prior to exercise.

7.             Notice of Proposed Transfer. Prior to any proposed transfer of this Warrant or the Warrant Shares received on the exercise of this Warrant (together, the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Act”) covering the proposed transfer, the Holder thereof shall give written notice to the Company and Subsidiary of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company and Subsidiary addressed to the Company and Subsidiary and reasonably satisfactory in form and substance to Subsidiary’s counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Act, or (ii) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate, family member or trust (or any similar entity) for any family member of such Holder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Subsidiary such legend is not required in order to establish compliance with any provisions of the Act.

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8.             Certificate of Adjustment. Whenever the Warrant Price or number or type of Warrant Shares issuable upon exercise of this Warrant is adjusted, as herein provided, Subsidiary shall promptly deliver to the record holder of this Warrant a certificate of the Secretary (or similar officer) or other similar officer of Subsidiary setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

9.             Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.           Amendment, Waiver, etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11.           Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company, Subsidiary and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

12.           Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

13.           Amendment and Restatement. This Warrant amends, restates and replaces the Original Warrant in its entirety, and, as of the Effective Date, the Original Warrant shall have no further force or effect.

14.           Miscellaneous. This Warrant shall be governed by the laws of the State of New York as such laws are applied to contracts to be entered into and performed entirely in New York. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.

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ISSUED as of the date set forth above.
FORTRESS BIOTECH, INC.

By:
Name:
Title:

For purposes of Sections 2, 3, 4, 5, 7, 8, 10, 11, 12, 13 and 14:

CHECKPOINT THERAPEUTICS, INC.

By:
Name:
Title:

Attachment 1

NOTICE OF EXERCISE

TO: Fortress Biotech, Inc.

1.                  The undersigned hereby elects to purchase______________ shares of Checkpoint Therapeutics, Inc. owned by Fortress Biotech, Inc. (the “Warrant Shares”) pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2.                   Method of Exercise (Please initial the applicable blank):

______ The undersigned elects to exercise the attached Warrant by means of a cash payment and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being repurchased, together with all applicable transfer taxes, if any.

______ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 6 of the Warrant.

3.                  Please issue a certificate or certificates representing said number of Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:

Title: